Registration No. 333-_____

 As filed with the Securities and Exchange Commission on April 28, 1997

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

Registration Statement Under The Securities Act of 1933

ORBIT INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

    Delaware
(State or other jurisdiction
of incorporation or
organization)

11-1826363
(I.R.S. Employer
Identification No.)


Dennis Sunshine
President and Chief Executive Officer
Orbit International Corp.
80 Cabot Court
Hauppauge, New York 11788
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and agent for service)



Orbit International Corporation 1995
Employee Stock Option Plan and
Orbit International Corporation 1995
Stock Option Plan for Non-Employee
Directors

Copy to:
Barbara A. Wood, Esq.
Squadron, Ellenoff, Plesent & Sheinfeld, LLP
551 Fifth Avenue
New York, New York 10176

(212) 661-6500


CALCULATION OF REGISTRATION FEE



Title of
Securities
To Be
Registered


Amount
To Be
Registered
(1)

Proposed
Maximum
Offering
Price
Per Share

Proposed
Maximum
Aggregate
Offering Price


Amount of
Registration
Fee (3)



Common Stock,
par
 value $0.10
per share

825,500 (5)

$1.25

$1,031,875(3)

$312.69


Common Stock,
par value $0.10
per share


248,500 (5)


$0.81


$201,285(3)


$70.00


Common Stock,
par value $0.10
per share


10,000(5)


$1.81


$18,100(3)


$5.49


Common Stock,
par value $0.10
per share


416,000(5)


$2.00(2)


$832,000(2)(4)


$252.12


Common Stock,
par value $0.10
per share


15,000(6)


$1.25


$18,750(3)


$5.68


Common Stock,
par value $0.10
per share


3,000(6)


$1.0625


$3,187.50(3)


$0.97


Common Stock,
par value $0.10
per share


132,000(6)


$2.00(2)


$264,000(2)(4)


$80.00


Totals

1,650,000


$2,369,197.50

$717.94







(1)	Plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule457(h) under the Securities Act of 1933 on the average high and low prices for the Common Stock, as reported on the Nasdaq National Market on April 23, 1997.

(3)	Based upon the  actual  prices  at  which  the  1,084,000  shares
	subject  to  options  currently  outstanding   under   the   1995
	Employee Stock Option Plan (the "1995 Employee Plan") and the 18,000 shares subject to options currently outstanding under the 1995 Stock Option Plan for Non-Employee Directors (the "1995 Non-Employee Director Plan") (together the "Plans") are exercisable .

(4)	Assuming  that the 548,000 shares  underlying  options  remaining
	available  for grants under the Plans are  exercisable  for  $2.00
	per share.

(5)	The number of shares of Common Stock being registered   represents
	the shares of Common Stock that may be issued on the date hereof under the 1995 Employee Plan pursuant to options issued or to be issued under the 1995 Employee Plan.

(6)	The number of shares of Common Stock being registered   represents
	the shares of Common Stock that may be issued on the date hereof under the 1995 Non-Employee Director Plan pursuant to options issued or to be issued under the Non-Employee Director Plan.


PART I


INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


	The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") has been or will be sent or given to participants in the 1995 Employee
Stock Option Plan (the  "1995 Employee Plan") and the 1995 Stock
Option Plan for Non-Employee Directors (the "1995 Non-Employee
Director Plan" and together with the 1995 Employee Plan, the "Plans") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the
Securities Act of 1933 (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration
Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

EXPLANATORY NOTE

	This Registration Statement includes a Prospectus, prepared in accordance with the requirements of Form S-3, which, pursuant to General Instruction C of Form S-8, may be used for (i) the offer and sale by certain officers and directors of the Company who may be deemed to be "affiliates" of the Company, as that term is defined in Rule 405 under the Securities Act, of securities registered hereunder and (ii) reoffers and resales by certain participants in the Plans of shares of Common Stock, which shares are restricted securities as defined in Rule 144 under the Securities Act, issued upon the exercise of options granted pursuant to the Plans.



ORBIT INTERNATIONAL CORP.



COMMON STOCK (Par Value $0.10 Per Share)



UP TO 1,500,000 SHARES OF COMMON STOCK UNDER THE ORBIT
INTERNATIONAL CORP. 1995 EMPLOYEE STOCK OPTION PLAN
UP TO 150,000 SHARES OF COMMON STOCK UNDER THE ORBIT INTERNATIONAL CORP. 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


	This Prospectus relates to (i) offers and sales of shares of Common Stock, par value $0.10 per share (the "Common Stock"), of Orbit International Corp., a Delaware corporation (the "Company" or "Orbit") that have been or will be acquired by certain officers and directors (the "Management Selling Security-Holders") who may be deemed to be affiliates of the Company, as defined in Rule 405 under the Securities Act of 1933 (the "Securities Act"), upon exercise of options (the "Options") granted pursuant to (a) the Orbit International Corp. 1995 Employee Stock Option Plan (the
"1995 Employee Plan") and (b) the 1995 Stock Option Plan for Non-Employee Directors (the "1995 Non-Employee Director Plan" and together with the 1995 Employee Plan, the "Plans") and (ii) reoffers and resales by certain participants (with the Management Selling Security-Holders, the "Selling Security-Holders") in the Plans of shares of Common Stock, which shares are "restricted securities" as defined in Rule 144 under the Securities Act, issued upon exercise of the Options granted pursuant to the Plans.

	The Common Stock is quoted on the Nasdaq National Market (the "Nasdaq National Market") under the symbol "ORBT." The closing sales price for the Common Stock on April 23, 1997 was $2.00 per share.

	Shares of Common Stock covered by this Prospectus (the "Shares") may be offered and sold from time to time directly by the Selling Security-Holders or through brokers on the Nasdaq National Market or otherwise at the prices prevailing at the time of such sales.
The net proceeds to the Selling Security-Holders will be the proceeds received by them upon such sales, less brokerage commissions, if any. The Company will pay all expenses of preparing and reproducing this Prospectus, but will not receive any of the proceeds from sales by any of the Selling Security-Holders.
The Selling Security-Holders, and any broker-dealers, agents, or underwriters through whom the Shares are sold, may be deemed "underwriters" within the meaning of the Securities Act with respect to securities offered by them, and any profits realized or commissions received by them may be deemed underwriting compensation. See "Plan of Distribution."


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMON STOCK OFFERED HEREBY INVOLVES A SUBSTANTIAL DEGREE OF
RISK. SEE "RISK FACTORS."

	No dealer, salesman, or any other person has been authorized to give any information or to make any representation other than as contained or incorporated by reference herein and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities by anyone in any jurisdiction in which such offering may not lawfully be made. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or the information herein since the date hereof. See "Risk Factors."


The date of this Prospectus is April 28, 1997




AVAILABLE INFORMATION

The Company has filed with the Securities and Exchange Commission (the "Commission"), 450 Fifth Street, N.W., Washington, D.C. 20549, a Registration Statement (the "Registration Statement") under the Securities Act with respect to the offering and sale from time to time of the Shares. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, as permitted by the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and to the exhibits filed therewith. Statements contained in this Prospectus as to the contents of any contract or other document which has been filed or incorporated by reference as an exhibit to the Registration Statement are qualified in their entirety by reference to such exhibits for a complete statement of their terms and conditions. Additionally, the Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information statements with the Commission. Copies of such materials may be inspected without charge at the offices of the Commission, and copies of all or any part thereof may be obtained from the Commission s public reference facilities at 450 Fifth Street, N.W., Washington D.C. 20549 or at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, upon payment of the fees prescribed by the Commission. The Registration Statement has been filed electronically with the Commission. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. In addition, the Common Stock is quoted on the Nasdaq National Market. Reports and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

	Incorporated herein by reference and made a part of this Prospectus is the Company's Annual Report on Form 10-K/A No. 1 for the fiscal year ended December 31, 1996. All documents subsequently filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in any document incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

	The Company will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of the information that is incorporated by reference herein (not including exhibits to the information that is incorporated by reference herein). Requests for such information should be directed to: Orbit International Corp., 80 Cabot Court, Hauppauge, New York 11788; Attention: Secretary. The Company's telephone number is: (516)435-8300.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

	Certain statements included or incorporated by reference into this Prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.
All such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; competitive factors in the industry, including additional competition from existing competitors or future entrants to the industry; social and economic conditions; local, state and federal regulations; changes in business strategy or development plans; the Company's indebtedness; availability, terms and deployment of capital;
availability of qualified personnel; and other factors referenced in this Prospectus and in the Company's filings with the Commission.




THE COMPANY

	The following summary is qualified in its entirety by reference to the more detailed information and the financial statements and the related notes appearing elsewhere in this Prospectus or incorporated herein by reference. Each prospective investor is urged to read this Prospectus in its entirety. Investment in the securities offered hereby involves a high degree of risk. See
"Risk Factors."

	Orbit International Corp. (the "Company" or "Orbit") conducts its operations through its Orbit Instrument Division and its subsidiary, Behlman Electronics, Inc. In August 1996, the Company announced that it was discontinuing operations of its apparel businesses. Through its Orbit Instrument Division, which includes its wholly-owned subsidiary, Orbit Instrument of California, Inc., the Company is engaged in the design, manufacture and sale of customized electronic components and subsystems. Behlman
Electronics, Inc. is engaged in the design and manufacture of distortion-free commercial power units, power conversion devices and electronic devices for measurement and display.

	In February 1996, the Company, through its wholly-owned subsidiary, Cabot Court, Inc. ("Cabot Court"), completed the acquisition of certain of the assets, subject to certain liabilities, of Astrosystems, Inc. and its wholly-owned subsidiary Behlman Electronics, Inc. Concurrently with the purchase, Cabot Court changed its name to Behlman Electronics, Inc. ("Behlman").

	On August 6, 1996, the Board of Directors of the Company adopted a plan to sell and/or liquidate its U.S. and Canadian apparel operations. The U.S. operations consisted of the design, importation and manufacture of women's active-wear and outer-wear, principally under the East/West label, through the Company's
East/West Division and its subsidiary, East  End Apparel Group,
Ltd. In the fourth quarter of 1996, the Company entered into a three-year license agreement with a third party pursuant to which Orbit granted to the third party the right to manufacture and sell ladies apparel under the "East/West" trademark in the U.S. and Canada. The operations of the East/West division are limited to servicing such license.

	The Canadian apparel operations have been operated through the Company's three wholly-owned subsidiaries in Canada: Canada
Classique Inc. ("Classique"), Winnipeg Leather (1991) Inc.
("Winnipeg Leather") and Symax Garment Co. (1993) Ltd. ("Symax").
On March 12, 1997, Orbit commenced bankruptcy proceedings against Classique, which manufactured branded private label men's, women's and children's outer-wear in Winnipeg, Manitoba, Canada, and Winnipeg Leather, which manufactured women's garments under private labels in Winnipeg, Manitoba, Canada. Classique and Winnipeg
Leather are now in bankruptcy and Orbit has appointed a receiver and manager for the purpose of liquidating their assets. The
Company is currently seeking buyers for such assets. On March 7, 1997, substantially all of the assets of Symax, which manufactured and sold private label men's outer wear in Vancouver, British Columbia, Canada were sold to a third party.

	In July 1988 Orbit, through a wholly-owned subsidiary, USA Classic, Inc. ("USA Classic"), acquired all of the outstanding stock of U.S. Apparel, Inc. In November 1992, USA Classic completed an initial public offering of 3,105,000 shares of its common stock, thereby reducing Orbit's ownership to approximately 43%. USA Classic designed, manufactured and marketed men's, women's and children's active-wear, sportswear and outer-wear until it, and its subsidiaries, filed petitions under Chapter 11 of the United States Bankruptcy Code in May 1994.

	The Company currently operates in one industry segment which involves the design and manufacture of various electronic components. In prior years it also operated in two additional segments in which it designed and manufactured items of apparel in the United States and Canada. The Company discontinued its apparel operations in August 1996.

	The Orbit Instrument Division designs, manufactures and sells customized panels, components, and subsystems for contract program requirements to prime contractors, governmental procurement agencies and research and development laboratories. The Company primarily designs and manufactures in support of specific military program requirements. More recently, the Company has focused on providing commercial, non-military-"ruggedized" hardware for prime contractor programs at cost competitive pricing. Products include a variety of custom designed plasma based telephonic intercommunication panels for secure voice airborne and shipboard program requirements, full-mil keyboards, trackballs and data entry display devices. The Instrument Division's products, which in all cases are designed for customer requirements on a firm fixed price contract basis, have been successfully incorporated on surveillance aircraft programs, including E-2C, J/STARS, AWACS and P-3 requirements and shipboard programs, including AEGIS, DDG'S, BFTT, LSD'S and LHA applications, as well as a variety of land based guidance control programs.


	On February 6, 1996, Cabot Court acquired for $3,706,700 (the "Purchase Price") certain of the assets, subject to certain liabilities, of Astrosystems, Inc. ("Astrosystems") and Astrosystems' wholly-owned subsidiary, BEI Electronics, Inc.
("BEI"). The acquired assets, which included inventory, fixtures and equipment, had been used by Astrosystems and BEI in the business of manufacturing and selling power supplies, AC power sources, frequency converters, uninterruptable power supplies
("UPS") and associated analytical equipment and other electronic equipment. The Purchase Price is subject to adjustment based upon a final inventory valuation. Orbit and Astrosystems have not yet agreed upon the final inventory valuation. Cabot Court changed its name to Behlman Electronics, Inc. ("Behlman") on February 7, 1996.

	The military division of Behlman designs and manufactures power conversion devices and electronic products for measurement and display. The commercial products division produces high quality, distortion free commercial power units and low noise UPS.






RISK FACTORS

	This Prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain uncertainties set forth below and elsewhere in this Prospectus. An investment in the Shares is highly speculative, involves a high degree of risk. Prospective investors, prior to making an investment decision, should carefully consider the following risk factors, in addition to the other information set forth in this Prospectus, in connection with an investment in the Common Stock offered hereby.

Competition

	The competitive position of the Orbit Instrument Division within the electronics industry is, in the Company's view, predicated upon the Company's manufacturing techniques, its ability to design and manufacture products which will meet the specific needs of its customers and its long-standing successful relationship with its major customers. There are numerous companies (many of which are substantially larger than the Company) capable of producing substantially all of the Company's products. However, to the Company's knowledge, none of such competitors currently produce all of the products that the Instrument Division produces.

	Competition in the markets for Behlman's commercial and military products depends on such factors as price, product reliability and performance, engineering and production. In particular, due primarily to budgetary restraints and program cutbacks, competition in Behlman's government markets has been increasingly severe and price has become the major overriding factor in contract and subcontract awards. To the best of the Company's knowledge, some of Behlman's regular competitors include larger companies with substantially greater capital resources and far larger engineering, administrative, sales and production staffs than Behlman.
Reliance on Substantial Customers

	General Motors Hughes Electronics Corporation ("GMHEC"), Northrup Grumman, various agencies of the United States government and Western Atlas accounted for approximately 28%, 15%, 17% and 12% respectively, of net sales from continuing operations of the Company for the fiscal year ended December 31, 1996. The loss of any of these customers would have a material adverse effect on the sales and earnings of the Company.

	Since a significant amount of all of the products which the Company manufactures are used in military applications, any substantial reduction in overall military spending by the U. S.
Federal government could have a material adverse effect on the Company's sales and earnings.

Special Features of Government Contracts and Defense Contracts

	Orders under U.S. Federal government prime contracts or subcontracts are customarily subject to termination at the convenience of the U.S. Federal government, in which event the contractor is normally entitled to reimbursement for allowable costs and to a reasonable allowance for profits, unless the termination of a contract was due to a default on the part of the contractor.

	A significant portion of the Company's revenues are subject to audit under the Vinson-Trammel Act of 1934 and other federal statutes since they are derived from sales under U.S. Federal government contracts. The Company believes that adjustments to such revenues, if any, will not have a material effect on the Company's financial position.

	The Company continues to seek new contracts with the U.S. Federal government which require up-front design, engineering, prototype and preproduction costs. While the Company attempts to negotiate contract awards for reimbursement of product development, there is no assurance that sufficient monies will be set aside by the government for such effort. In addition, even if the government agrees to reimburse development costs, there is still a significant risk of cost overrun which may not be reimbursable. Furthermore, once the Company has completed the design and preproduction stage, there is no assurance that funding will be provided for future production.

	The Company is heavily dependent upon military spending as a source of revenues and income. World events have led the U.S. Federal government to reevaluate the level of military spending necessary for national security. Any significant reductions in the level of military spending by the U.S. Federal government could have a negative impact on the Company's future revenues and earnings. In addition, due to major consolidations in the defense industry, it has become more difficult to avoid dependence on certain customers for revenue and income.

Dependence upon Senior Management

	The success of the Company's business is dependent upon the active participation of the executive officers of the Company, most of whom have been employed by the Company for a number of years. In the event that the services of certain of such officers are lost for any reason, the Company's business may be materially and adversely affected.

Possible Anti-takeover Effects of Delaware Law

	The Company is subject to the provisions of Section 203 of the General Corporation Law of Delaware. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner or unless the interested stockholder acquires at least 85% of the corporation's voting stock (excluding shares held by certain designated stockholders) in the transaction in which it becomes an interested stockholder. A "business combination" includes mergers, asset sales, and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within the previous three years did own, 15% or more of the corporation's voting stock. This provision of the Delaware law could delay and make more difficult a business combination even if the business combination could be beneficial, in the short term, to the interests of the stockholders. This provision of the Delaware law could also limit the price certain investors might be willing to pay in the future for shares of Common Stock.


Possible Volatility of Stock Price

	The stock market has from time to time experienced extreme price and volume fluctuations that have been unrelated to the operating performance of particular companies. The market price of the Company's Common Stock may be significantly affected by quarterly variations in the Company's operating results, changes in financial estimates by securities analysts or failure by the Company to meet such estimates, litigation involving the Company, general trends in electronics industry, actions by governmental agencies, national economic and stock market conditions, industry reports and other factors, many of which are beyond the control of the Company.

Litigation

	The Company is a defendant in a class action suit commenced by an alleged shareholder of USA Classic, Inc. ("USA Classic") against USA Classic and certain of its directors in the United States District Court for the Southern District of New York. The action was commenced on behalf of shareholders, other than the defendants, who acquired their shares from November 20, 1992, the date of the initial public offering of common stock of USA Classic through September 22, 1993, and alleges violations of the Securities Act of 1933 in connection with the offering as well as violations of Section 10(b) of the Securities Exchange Act of 1934. USA Classic filed a Bankruptcy Petition under Chapter 11 of the United States Bankruptcy Code in May 1994. The plaintiffs are seeking compensatory damages as well as fees and expenses. Should the plaintiffs succeed in this action, the Company may be liable for considerable damages.

Control by Management and Existing Stockholders

	The present directors, executive officers and principal stockholders of the Company and their affiliates beneficially own approximately 36.11% of the Company's outstanding securities. Accordingly, such stockholders, if they act together, will have the ability to effectively control the election of the Company's directors and most other stockholders' actions.

USE OF PROCEEDS

	The Company will not receive any proceeds from the sale of the Common Stock by the Selling Security-Holders. All such proceeds will be received by the Selling Security-Holders.

SELLING SECURITY-HOLDERS

	The following table sets forth (i) the name and principal position(s) over the past three years with the Company of each of the Selling Security-Holders, (ii) the number of shares of Common Stock beneficially owned by each Selling Security -Holder as of April 18, 1997; and (iii) the number of shares of Common Stock available to be acquired by each Selling Security-Holder pursuant to the Plans being registered hereby, some or all of which shares may be sold pursuant to this Prospectus. Since any or all of the shares of Common Stock listed below may be offered for sale by the Selling Security-Holders from time to time, no estimate can be given as to the number of shares of Common Stock (or the percentage of the total class of Common Stock outstanding) that will be held by the Selling Security-Holders upon termination of this offering. Also included among the Selling Security-Holders may be certain unnamed non-affiliates of the Company, each of whom holds less than the lesser of 1000 shares or 1% of the shares issuable under each Plan. When and if further information becomes available with respect to the names of additional Selling Security-Holders or the amounts of securities to be acquired pursuant to the Plans and sold by the Selling Security-Holders, such information will be included in a prospectus supplement. Except as otherwise indicated, the Selling Security-Holders listed on the table have sole voting and investment power with respect to the shares of Common Stock indicated.





NAME OF SELLING
SECURITY HOLDER

POSITION WITH
 THE COMPANY

NUMBER
OF
SHARES
OF
COMMON
STOCK
SUBJECT
TO
OPTIONS
OWNED
BEFORE
THE
OFFERING

NUMBER
OF
SHARES
OF
COMMON
STOCK
OWNED
BEFORE
THE
OFFERING

NUMBER
OF
SHARES
OFFERED



Dennis Sunshine
President, Chief
Executive Officer
and Director

275,000

995,138(1)

275,000

Bruce Reissman
Executive Vice
President, Chief
Operating Officer
and Director
260,000
693,614
260,000

Mitchell Binder
Vice President-
Finance, Chief
Financial Officer
and Director
200,000
20,200
200,000

Harlan Sylvan
Treasurer,
Secretary and
Controller
50,000
3,000
50,000

Nathan A.
Greenberg
Director
6,000
2,000
6,000

John Malloy
Director
6,000
2,000
6,000

Stanley Morris
Director
6,000
5,000
6,000


_____________________

 (1)		Includes 690,614 shares held by Mr.Sunshine's wife and
3,000 shares held in her IRA.

DESCRIPTION OF CAPITAL STOCK

Description of Securities

	The following summary of the terms of the Company's capital stock does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of Delaware law, the Company's Certificate of Incorporation and the Company's By-Laws.

	As set forth in the Certificate of Incorporation of the Company, the Company's authorized capital stock consists of 25,000,000 shares of common stock, par value $.10 per share.


Common Stock

	The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of Common Stock are entitled to receive ratably such dividends as are declared by the Board out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock have the right to a ratable portion of assets remaining after payment of liabilities. The holders of Common Stock have no preemptive rights or rights to convert their Common Stock into any other securities and are not subject to future calls or assessments by the Company. All outstanding shares of Common Stock are fully paid and non-assessable.



Delaware Law and Certain Charter and By-Law Provisions

	The Company is subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person becomes an interested stockholder, the business consummation is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 % of the outstanding voting stock of the corporation not owned by the interested stockholder. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

	The General Corporation Law of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's Certificate of Incorporation or By-Laws, unless a corporation's Certificate of Incorporation or By-Laws, as the case may be, requires a greater percentage. The Certificate of Incorporation requires an affirmative vote of the majority of the Company's voting power to amend the provisions of the Certificate of Incorporation with respect to the number and classification of the Board, stockholder action without written consent, director liability, indemnification and amendments to the Certificate of Incorporation.

	The Certificate of Incorporation contains certain provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a Director's liability for monetary damages for a breach of fiduciary duty, except in certain circumstances, such as the breach of a Director's duty of loyalty or acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law. Further, the Certificate of Incorporation contains provisions to indemnify the Company's Directors and officers.

Transfer Agent and Registrar

	American Stock Transfer & Trust Company serves as Transfer Agent and Registrar for the Common Stock.

PLAN OF DISTRIBUTION

	The Shares offered by this Prospectus may be sold from time to time by the Selling Security-Holders or by transferees thereof. No underwriting arrangements have been entered into by the Selling Security-Holders. The distribution of the Shares by the Selling Security-Holders may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions, or through sales to one or more dealers for resale of such shares as principals, at prevailing market prices at the time of sale, prices related to prevailing market prices, or negotiated prices. Underwriter's discounts and usual and customary or specifically negotiated brokerage fees or commissions may be paid by a Selling Security-Holder in connection with sales of the Shares.

	In order to comply with certain state securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Shares may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
	Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Shares may not simultaneously engage in market-making activities with respect to such Shares for a period of one or five business days prior to the commencement of such distribution. In addition to, and without limiting, the foregoing, each of the Selling Security-Holders and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Security-Holders or any such other person. All of the foregoing may affect the marketability of the Shares. The Company will bear all expenses of the offering, except that the Selling Security-Holders will pay any applicable brokerage fees or commissions and transfer taxes.

LEGAL MATTERS

	The validity of the Shares has been passed upon for the Company by Squadron, Ellenoff, Plesent & Sheinfeld, LLP, New
York, New York.

EXPERTS

	The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10K/A No. 1) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, and at December 31, 1995, and for each of the two years in the period ended December 31, 1995, by Richard A. Eisner & Company, LLP, independent auditors, as set forth in their respective reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.









No dealer, salesman, or any other
person has been authorized to give any
information or to make any
representation not contained in this
Prospectus in connection with the
offering made hereby, and, if given or
made, such information or
representation must not be relied upon
as having been authorized by the
Company. This Prospectus does not
constitute an offer to sell, or a
solicitation of an offer to buy, any of
the securities offered hereby in any
jurisdiction to any person to whom it
is unlawful to make such an offer or
solicitation in such jurisdiction.
Neither the delivery of this Prospectus
nor any sale made hereunder shall under
any circumstances create any
implication that there has been no
change in the affairs of the Company
since the date hereof or that the
information contained herein is correct
as of any time subsequent to the dates
as of which such information is
furnished.



____________________

TABLE OF CONTENTS



Page

Available Information                2
Incorporation of Certain
Documents by Reference	            2
Special Note Regarding
Forward Looking Statement            2
The Company	                      3
Risk Factors	                      5
Use of Proceeds	                 6
Selling Security-Holders	            7
Description of Capital Stock	       7
Plan of Distribution	            8
Legal Matters	                      9
Experts	                            9

















_________________


ORBIT
INTERNATIONAL
CORP.









Common Stock








_________________

PROSPECTUS

_________________


















April 28, 1997






PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.	Incorporation of Certain Documents by Reference


	Incorporated herein by reference and made a part of the Registration Statement are the following documents filed by the Company with the Commission: the Company's Annual Report on Form 10-K/A No. 1 for the fiscal year ended December 31, 1996. All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

	A copy of any and all of the information included in documents (but not exhibits thereto except to the extent exhibits have been incorporated in such documents) that have been incorporated by reference in this Prospectus but which are not delivered with this Prospectus will be provided by the Company without charge to any person to whom this Prospectus is delivered, upon the oral or written request of such person. Such requests should be directed to Orbit International Corp., 80 Cabot Court, Hauppauge, New York 11788, Attention: Secretary.
The Company's telephone number is (516) 435-8300.

Item 4.	Description of Securities

	Not Applicable.

Item 5.	Interests of Named Experts and Counsel

	The validity of the Common Stock issuable upon the exercise of options granted pursuant to the Plans will be passed upon by Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue,
New York, New York  10176.

Item 6.	Indemnification of Directors and Officers

		Delaware General Corporation Law (the "DGCL"), Section 102(b)(7), enables a corporation in its original certificate of incorporation, or an amendment thereto validly approved by stockholders, to eliminate or limit personal liability of members of its Board for violations of a director's fiduciary duty of care. However, the elimination of limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, intentional misconduct or a knowing violation of a law, the payment of a dividend or approval of a stock repurchase which is deemed illegal or an improper personal benefit is obtained. The Company's Certificate of Incorporation eliminates the liability of directors to the extent permitted by
Section 102(b)(7) of the DGCL.

	Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgement, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative(other than an action by or in the right of the corporation (a
"derivative action")); if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provided that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The Certificate of Incorporation of the Company provides for such indemnification of its directors and officers as permitted by Delaware law.

	Reference is made to Article 11 of the Certificate of Incorporation of the Company for certain indemnification rights of officers and directors of the Company.

	In addition, the Company maintains a directors' and officers' liability insurance policy.

	Not Applicable.


Item 8.	Exhibits

3.1
Certificate of Incorporation.(1)


3.2
Amended and Restated By-Laws.(2)


4.3
Orbit International Corp. 1995 Employee
Stock Option Plan. (3)


4.4
Orbit International Corp. 1995 Stock
Option Plan for Non-Employee
Directors.(4)


5.1
Opinion of Squadron, Ellenoff, Plesent &
Sheinfeld, LLP dated April 28, 1997.


23.1
Consent of Squadron, Ellenoff, Plesent &
Sheinfeld, LLP (included in Exhibit 5).


23.2
Consent of Ernst & Young LLP.


23.3
Consent of Richard A. Eisner & Company,
LLP.


24.1
Power of Attorney (included on the
signature page hereof).




____________________

(1)	Incorporated by reference to Exhibit 3(a) to Registrant's
Annual Report on Form 10-K for the fiscal year ended June 30, 1991.

(2)	Incorporated by reference to the Exhibit  3(b) to
Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1988.

(3)	Incorporated by reference to Exhibit 4(a) to  Registrant's
Annual Report on Form 10-K for the fiscal year ended December
31, 1995.

(4)	Incorporated by reference to the Exhibit 4(b) to
Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.




Item 9.	Undertakings

(a)		The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are
being made, a post-effective amendment to this Registration
Statement:

	(i)	To include any prospectus required by Section 10(a)(3)
of the Securities Act;

	(ii)	To reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement
(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
Statement;

	(iii)	To include any material information with respect to the
plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

	(2)	That, for the purpose of determining any liability
under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-
effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(b)	The undersigned registrant hereby undertakes that, for
purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(c)	Insofar as indemnification for liabilities arising
under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Suffolk, State of New York, on the 28th day of April, 1997.

ORBIT INTERNATIONAL CORP.



                                  By:      /s/ Dennis Sunshine
	                                         Dennis Sunshine
                                           President, Chief
                                           Executive Officer
                                           and Director



POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis Sunshine and Mitchell Binder, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title		Date




/s/ Dennis Sunshine         President, Chief
   Dennis Sunshine          Executive Officer      April 28, 1997
                            and Director


/s/ Mitchell Binder         Vice President/
   Mitchell Binder          Finance, Chief         April 28, 1997
                            Financial Officer
                            and Director




/s/Bruce Reissman           Executive Vice
  Bruce Reissman            President, Chief       April 28, 1997
                            Operating Officer
                            and Director



/s/ Harlan Sylvan           Treasurer, Secretary
   Harlan Sylvan            and Controller         April 28, 1997




/s/Nathan A. Greenberg      Director               April 28, 1997
  Nathan A. Greenberg



/s/ John Molloy             Director               April 28, 1997
   John Molloy


/s/ Stanley Morris          Director               April 28, 1997
   Stanley Morris






Exhibit Index

Exhibit Number	Description

3.1	Certificate of Incorporation.(1)

3.2	Amended and Restated By-Laws.(2)

4.3	Orbit International Corp. 1995 Employee Stock Option Plan.
     (3)

4.4	Orbit International Corp. 1995 Stock Option Plan for Non-
     Employee Directors.(4)

5.1	Opinion of Squadron, Ellenoff, Plesent & Sheinfeld, LLP
     dated April 28, 1997.

23.1	Consent of Squadron, Ellenoff, Plesent & Sheinfeld, LLP
     (included in Exhibit 5).

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Richard A. Eisner & Company, LLP.

24.1	Power of Attorney (included on the signature page hereof).


____________________

(1)	Incorporated by reference to Exhibit 3(a) to Registrant's
Annual Report on Form 10-K for the fiscal year ended June 30, 1991.

(2)	Incorporated by reference to the Exhibit 3(b) to
Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1988.

(3)	Incorporated by reference to Exhibit 4(a) to  Registrant's
Annual Report on Form 10-K for the fiscal year ended December
31, 1995.

(4)	Incorporated by reference to the Exhibit 4(b) to
Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.



EXHIBIT 5.1



Squadron, Ellenoff, Plesent & Sheinfeld, LLP
551 Fifth Avenue
New York, New York  10176


                                          April 28, 1997


Orbit International Corp.
80 Cabot Court
Happauge, New York 11788


	Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

	You have requested our opinion, as counsel for Orbit International Corp., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"). The Registration Statement relates to, among other things, an offering by the Company of an aggregate of 1,500,000 shares of common stock, par value $.10 per share, of the Company (the "Common Stock") pursuant to the Orbit International Corp. 1995 Employee Stock Option Plan and 150,000 shares of Common Stock pursuant to the Orbit International Corp. 1995 Non-Employee Director Plan.

	We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. It is our opinion that when there has been compliance with the Act and the applicable state securities laws, the shares of Common Stock to be sold by the Company, when issued, delivered, and paid for in the manner described in the Registration Statement, will be legally issued, and the shares of Common Stock, when so issued, delivered and paid for, will also be fully paid and nonassessable.

	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement.
In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange
Commission promulgated thereunder.


                                          Very truly yours,



                                          /s/ Squadron, Ellenoff,
                                         Plesent & Sheinfeld, LLP




EXHIBIT 23.2 - Consent of Ernst & Young LLP


	We consent to the reference to our firm under the caption
"Experts" in the Registration Statement (Form S-8 No. 333-    )
pertaining to the Orbit International Corporation 1995 Employee Stock Option Plan and Orbit International Corporation 1995 Stock Option Plan for Non-Employee Directors of Orbit International Corp. and to the incorporation by reference therein of our report dated March 12, 1997, with respect to the consolidated financial statements and schedule of Orbit International Corp. included in its Annual Report (Form 10-K/A No. 1) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


					                   /s/ Ernst & Young LLP


New York, New York
April 28, 1997










EXHIBIT 23.3 - Consent of Richard A. Eisner & Company, LLP.








	We consent to the incorporation by reference in this Registration Statement on Form S-8, by Orbit International Corp. of our report dated March 21, 1996 on the financial statements and schedule II of Orbit International Corp. as at December 31, 1995 and for each of the years in the two-year period ended December 31, 1995, and to the reference to our firm, appearing under the heading "Experts" in the Prospectus.


					        /s/ Richard A. Eisner & Company, LLP.


New York, New York
April 23, 1997



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